EXHIBIT 99.2

NEWS RELEASE

December 16, 2015

AVANGRID, Inc. will join NYSE tomorrow with $30 billion of assets in wind energy, utilities, and natural gas storage

Iberdrola USA and UIL Holdings Merger Creates a Diversified, Publicly Traded Energy and Utility Company

•	Combining the resources and expertise of eight electric and natural gas utilities with a rate base of approximately $8.3 billion serving 3.1 million customers in New York and New England.

•	AVANGRID’s renewable energy subsidiary is the second largest wind energy producer in the U.S. with 5.8 GW of wind generation capacity sited in 53 wind farms in 18 states. Approximately 69% of the capacity is contracted for an average term of nine years.

•	Natural gas storage and hub service facilities include more than 120 Bcf of owned or contracted storage capacity with superior access to major pipelines, rapid injection and withdrawal capacity, and a range of service contract options.

•	U.S. businesses align with Iberdrola Group’s worldwide focus on clean energy, energy efficiency, and sustainable development. The companies also share the Group’s commitment to ethics, transparency, and the best corporate governance practices.

•	Committed to being a leader in the transformation to a clean energy future in the U.S. by providing sustainable, innovative energy solutions that benefit consumers, communities, shareholders and the environment.

NEW GLOUCESTER, ME and NEW HAVEN, CT – December 16, 2015 – Iberdrola USA and UIL Holdings Corporation announced the closing of the merger between their companies effective today. The merger creates a diversified energy and utility company with $30 billion in assets and operations in 25 states. The company will operate under the name AVANGRID, Inc., and it will trade on the New York Stock exchange under the symbol AGR.

Iberdrola’s Chairman, Ignacio Galán stated: “Today, AVANGRID, a new American energy giant, has been born. As we have done since our arrival in the United States in 2006, we will continue investing in clean energy across the country, and bring new value to our utility customers through improving infrastructure, new technology, and innovative services.”

Upon the closing, James P. Torgerson, President and Chief Executive Officer of UIL Holdings, became CEO of AVANGRID. He will also serve on the AVANGRID Board of Directors. Mr. Torgerson will head a leadership team from among the former UIL and Iberdrola USA executives. The company will maintain a close affiliation with the majority shareholder and former parent company, Iberdrola, S.A.

“We will be a leader in the transformation of the U.S. energy industry,” said James Torgerson, CEO of AVANGRID. “This friendly integration of Iberdrola USA and UIL Holdings will offer a more sustainable future to our customers, shareholders and communities.”

AVANGRID has a coast-to-coast presence with a workforce of approximately 7,000 employees in three subsidiary companies. Effective with the merger, Iberdrola USA Networks, Inc. owns and operates eight natural gas and electric utilities in the Northeast; Iberdrola Energy Holdings, Inc. is a natural gas storage and energy services company based in Houston, Texas; and Iberdrola Renewables, LLC operates 6.3 gigawatts of generation capacity, including 5.6 gigawatts of wind power at 53 windfarms in 18 states, making it the second largest wind energy producer in the U.S.

The AVANGRID utilities will continue to have offices in Connecticut, Massachusetts, Maine, and New York and will benefit from an expanded organization with greater resources, strategic alignment and business proximity. Iberdrola Energy Holdings and Iberdrola Renewables are based in Texas and Oregon respectively.

U.S. Operations

AVANGRID

Portland
WA
OR
CA
NV
ID
MT
WY
UT
Salt Lake City
CO
AZ
NM
ND
SD
NE
KS
OK
TX
Houston
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
NJ
DE
MD
VT
NH
ME
MA
RI
CT
Binghamton
Rochester
Augusta
New Gloucester
New Haven
Radnor

Facilities:

- Corporate Offices
- Business Offices
- Wind Power — 5,645 MW
- Solar Power — 50 MW
- Natural Gas Storage — 67.5 BCF (Excludes contracted storage)
- Hydroelectric Plants — 118 MW
- Thermal Generation — 886 MW
- Electricity/Natural Gas Distribution Networks (2014) — 31,898 GWh; 210,750,499 DTH. Note: solid orange icon (MA) indicates natural gas distribution only

Forward Looking Statements:

Certain communications provided on this website may contain statements related to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “can,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “is confident that” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on our business, results of operations or financial condition. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation, the risks and uncertainties set forth under the section entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the proxy statement/prospectus included in the Registration Statement on Form S-4, as amended, which is on file with the SEC and available on our investor relations website at www.avangrid.com and on the SEC website at www.sec.gov. Additional information will also be set forth in filings with the SEC. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of the communication, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

About AVANGRID

AVANGRID, Inc. (NYSE:AGR) is a diversified energy and utility company with $30 billion in assets and operations in 25 states. The company operates regulated utilities, electricity generation, and natural gas storage through three primary lines of business. Iberdrola USA Networks includes eight electric and natural gas utilities serving 3.1 million customers in New York and New England. Iberdrola Renewables operates 6.3 gigawatts of electricity capacity, primarily through wind power, in states across the U.S. Iberdrola Energy Holdings operates 120 Bcf of owned or contracted natural gas storage and hub service facilities in the South and West. AVANGRID employs 7,000 people. The company was formed as a business combination between Iberdrola USA and UIL Holdings in 2015. AVANGRID remains an affiliate of the Iberdrola Group, a worldwide leader in the energy industry.

Media Contacts:

Eric Schultz
Email:	eric.schultz@portland-communications.com
Office:	212-415-3034
Mobile:	516-445-8941

John Carroll
AVANGRID
207-458-9889

Michael West
AVANGRID
203-627-0581